Exhibit 99.1

Triumph Group, Inc.

NEWS RELEASE

Contact:

Sheila Spagnolo

Vice President

Phone (610) 251-1000

sspagnolo@triumphgroup.com

TRIUMPH GROUP REPORTS STRONG

THIRD QUARTER FISCAL 2009 EARNINGS;

AFFIRMS FISCAL YEAR 2009 GUIDANCE

•                  Net sales for the third quarter fiscal 2009 increased 4% over the prior fiscal year to $285.2 million

•                  Operating income for the third quarter fiscal 2009 increased 6% to $30.4 million, reflecting an operating margin of 10.7%

•                  Backlog increased to $1.28 billion, an increase of 4% over prior year and 2% sequentially

•                  Earnings per share from continuing operations increased 33% to $1.33 per diluted share

•                  Net income per share increased 37% to $1.28 per diluted share

Wayne, PA — January 29, 2009 — Triumph Group, Inc. (NYSE: TGI) today reported that net sales for the third quarter of fiscal year ending March 31, 2009 totaled $285.2 million, a four percent increase from last year’s third quarter net sales of $275.1 million.  Income from continuing operations for the third quarter of fiscal year 2009 increased twenty-two percent to $21.9 million, or $1.33 per diluted share, versus $17.9 million, or $1.00 per diluted share, for the third quarter of the prior fiscal year.  Net income for the third quarter of fiscal year 2009 increased twenty-six percent to $21.1 million, or $1.28 per diluted share, versus $16.7 million, or $0.93 per diluted share, for the third quarter of the prior fiscal year.  The number of shares used in computing diluted earnings per share for the third quarter of fiscal year 2009 was 16.6 million shares.  During the quarter, the company generated $25.8 million of cash flow from operations.

Net sales for the first nine months of fiscal year 2009 were $929.2 million, a twelve percent increase over net sales of $829.9 million last fiscal year.  Income from continuing operations for the first nine months of fiscal year 2009 increased thirty-six percent to $74.0 million, or $4.47 per diluted share.  Net income for the first nine months of fiscal year 2009 increased forty-eight percent to $70.9 million, or $4.28 per diluted share.  During the nine months ended December 31, 2008, the company generated $76.8 million of cash flow from operations.

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The Aerospace Systems segment reported net sales for the quarter of $222.8 million compared to $213.0 million in the prior year period, an increase of five percent.  Current quarter sales were impacted by an estimated $26.0 million due to the machinists strike at Boeing.  The organic sales growth for the quarter was estimated to be approximately nine percent after adjusting for the effect of the Boeing strike.  Operating income for the third quarter of fiscal year 2009 was $34.3 million, compared to $26.1 million for the prior year period, a thirty-one percent increase.  Operating margin increased from twelve percent in the prior year’s third quarter to fifteen percent.    Operating income for the quarter included $0.6 million of legal expenses associated with the ongoing trade secret litigation.  The segment’s operating results were impacted by a number of unusual items including the Boeing strike, a charge to align the treatment of non-recurring engineering costs, a charge to terminate a defined benefit pension plan and a favorable settlement of a retroactive pricing agreement.  The net unfavorable impact of these items on the quarter’s operating income was estimated to be approximately $2.8 million.

The Aftermarket Services segment reported net sales for the quarter of $63.1 million, compared to $62.7 million in the prior year period, a one percent increase, all of which was organic.  Operating income for the third quarter of fiscal year 2009 was $2.2 million, compared to $6.5 million for the prior year period, a sixty-six percent decrease.  The segment’s results continue to be significantly impacted by losses at the Phoenix APU operations resulting from residual execution issues.  Excluding these operations, the segment’s year over year revenue growth was fifteen percent and operating margin was in excess of ten percent.

During the quarter, the company retired $10.0 million of its convertible notes for $8.2 million cash and recorded a $1.8 million pre-tax gain on the early extinguishment of the debt.  Also, during the quarter, the company wrote off $0.5 million of acquisition-related costs on a potential acquisition that was not consummated.  The effective tax rate for the quarter was lower than the prior fiscal year primarily as a result of the retroactive reinstatement of the research and development tax credit.

Richard C. Ill, Triumph’s President and Chief Executive Officer, said, “We are very proud of the results achieved during the third quarter.  We delivered strong cash flow and earnings despite the impact of the Boeing strike, which affected shipments throughout our company for a longer period than we originally projected.  Our management of working capital continues to improve and we remain focused on controlling costs.  We believe that our broad and diverse product offerings and our underlying entrepreneurial culture allow us to capitalize on new opportunities that may present themselves in this uncertain environment.”

In commenting on the outlook for fiscal year 2009, Mr. Ill said, “We are maintaining our prior guidance that earnings per share from continuing operations for the fiscal year will be in excess of $5.40 per diluted share, computed on approximately 16.7 million shares.  This guidance reflects our strong backlog position as well as the short term challenges associated with resumption of production following the Boeing strike and the impact of the delay in production of the Boeing 747-8 and 787 aircrafts.”

As previously announced, Triumph Group will hold a conference call tomorrow at 8:30 a.m. (ET) to discuss the fiscal year 2009 third quarter results.  The conference call will be available live and archived on the company’s website at http://www.triumphgroup.com.  A slide presentation will be included with the audio portion of the webcast.  An audio replay will be available from January 30th until February 6th by calling (888) 266-2081 (Domestic) or (703) 925-2533 (International), passcode #1323587.

Triumph Group, Inc., headquartered in Wayne, Pennsylvania, designs, engineers, manufactures, repairs and overhauls aircraft components and accessories.  The company serves a broad, worldwide spectrum of

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the aviation industry, including original equipment manufacturers of commercial, regional, business and military aircraft and aircraft components, as well as commercial and regional airlines and air cargo carriers.

More information about Triumph can be found on the company’s website at http://www.triumphgroup.com.

Statements in this release which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including expectations of future aerospace market conditions, financial and operational performance, revenue and earnings growth, future operating margins and sales and earnings results for fiscal 2009.  All forward-looking statements involve risks and uncertainties which could affect the company’s actual results and could cause its actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in Triumph’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2008.

FINANCIAL DATA (UNAUDITED) ON FOLLOWING 7 PAGES

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(in thousands, except per share data)

CONDENSED STATEMENTS OF INCOME

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007

Net Sales	$285,243	$275,099	$929,190	$829,875

Operating Income	30,431	28,726	116,473	90,823

Interest Expense and Other	3,305	3,310	9,799	10,083
Gain on Early Extinguishment of Debt	(1,777)	0	(1,777)	0
Income Tax Expense	6,957	7,493	34,402	26,304

Income from Continuing Operations	21,946	17,923	74,049	54,436
Loss from Discontinued Operations, net of tax	(818)	(1,206)	(3,114)	(6,572)

Net Income	$21,128	$16,717	$70,935	$47,864

Earnings Per Share - Basic:

Income from Continuing Operations	$1.34	$1.08	$4.52	$3.30
Loss from Discontinued Operations	$(0.05)	$(0.07)	$(0.19)	$(0.40)
Net Income	$1.29	$1.01	$4.33	$2.90

Weighted average common shares outstanding - Basic	16,387	16,563	16,382	16,515

Earnings Per Share - Diluted:

Income from Continuing Operations	$1.33	$1.00	$4.47	$3.07
Loss from Discontinued Operations	$(0.05)	$(0.07)	$(0.19)	$(0.37)
Net Income	$1.28	$0.93	$4.28	$2.70

Weighted average common shares outstanding - Diluted	16,551	18,002	16,584	17,706

Dividends declared and paid per common share	$0.04	$0.04	$0.12	$0.12

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands, except per share data)

BALANCE SHEET

	December 31,	March 31,
	2008	2008
Assets
Cash	$16,828	$13,738
Accounts Receivable, net	180,343	207,975
Inventory	366,026	350,937
Rotable Assets (1)	26,262	23,392
Deferred Income Taxes	67	1,450
Assets Held for Sale	29,834	24,763
Prepaid Expenses and Other	6,993	5,207
Current Assets	626,353	627,462

Property and Equipment, net	311,753	311,433
Goodwill	383,873	383,740
Intangible Assets, net	69,725	78,488
Other	13,454	13,712

Total Assets	$1,405,158	$1,414,835

Liabilities & Stockholders’ Equity

Accounts Payable	$79,295	$120,117
Accrued Expenses	78,219	83,397
Liabilities Related to Assets Held for Sale	3,535	4,587
Income Taxes Payable	796	1,509
Current Portion of Long-Term Debt	79,562	1,010
Current Liabilities	241,407	210,620

Long-Term Debt, less current portion	297,291	418,803
Income Taxes Payable, non-current	1,472	1,437
Deferred Income Taxes and Other	106,340	91,246

Stockholders’ Equity:
Common Stock, $.001 par value, 50,000,000 shares authorized, 16,763,984 and 16,731,324 shares issued	16	16
Capital in excess of par value	290,565	288,154
Treasury Stock, at cost, 187,207 and 213,950 shares	(10,503)	(12,003)
Accumulated other comprehensive income	(626)	2,950
Retained earnings	479,196	413,612
Total Stockholders’ Equity	758,648	692,729

Total Liabilities and Stockholders’ Equity	$1,405,158	$1,414,835

(1)              Rotable assets, which include assets that can be repaired and reused in exchange transactions through our maintenance, repair and overhaul services, of $23,392 as of March 31, 2008, includes $10,730 and $12,662 that were previously reported in inventory and property and equipment, net, respectively.

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FINANCIAL DATA (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

SEGMENT DATA

	Three Months Ended December 31,		Nine Months Ended December 31,
	2008	2007	2008	2007

Net Sales:
Aerospace Systems	$222,751	$213,025	$738,552	$650,816
Aftermarket Services	63,107	62,728	192,556	181,095
Elimination of inter-segment sales	(615)	(654)	(1,918)	(2,036)
	$285,243	$275,099	$929,190	$829,875

Operating Income (Loss):
Aerospace Systems	$34,269	$26,095	$126,854	$87,559
Aftermarket Services	2,219	6,519	9,002	17,072
Corporate	(6,057)	(3,888)	(19,383)	(13,808)
	$30,431	$28,726	$116,473	$90,823

Depreciation and Amortization:
Aerospace Systems	$8,498	$7,423	$25,888	$22,034
Aftermarket Services	3,171	3,266	10,206	9,502
Corporate	58	64	191	197
	$11,727	$10,753	$36,285	$31,733

Capital Expenditures:
Aerospace Systems	$6,097	$12,219	$24,008	$25,876
Aftermarket Services	1,684	2,715	6,676	8,365
Corporate	81	162	568	707
	$7,862	$15,096	$31,252	$34,948

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”) for the three months ended December 31, 2008 was $42.2 million with a margin of 14.8%.  EBITDA for the three months ended December 31, 2007 was $39.5 million with a margin of 14.4%.  EBITDA for the nine months ended December 31, 2008 was $152.8 million with a margin of 16.4%.

EBITDA for the nine months ended December 31, 2007 was $122.6 million with a margin of 14.8%.

Management believes that EBITDA provides the reader a good measure of cash generated from the operations of the business before any investment in working capital or fixed assets.

The following definition is provided for the non-GAAP financial measure identified above, together with a reconciliation of such non-GAAP financial measure to the most directly comparable financial measure calculated and presented in accordance with GAAP.

Earnings before Interest, Taxes, Depreciation and	Three Months Ended December 31,		Nine Months Ended December 31,
Amortization (EBITDA):	2008	2007	2008	2007

Income from Continuing Operations	$21,946	$17,923	$74,049	$54,436

Add-back:
Income Tax Expense	6,957	7,493	34,402	26,304
Gain on Early Extinguishment of Debt	(1,777)	0	(1,777)	0
Interest Expense and Other	3,305	3,310	9,799	10,083
Depreciation and Amortization	11,727	10,753	36,285	31,733

Earnings before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$42,158	$39,479	$152,758	$122,556

Net Sales	$285,243	$275,099	$929,190	$829,875

EBITDA Margin	14.8%	14.4%	16.4%	14.8%

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2008
		Segment Data
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Income from Continuing Operations	$21,946

Add-back:
Income Tax Expense	6,957
Gain on Early Extinguishment of Debt	(1,777)
Interest Expense and Other	3,305

Operating Income (Expense)	$30,431	$34,269	$2,219	$(6,057)

Depreciation and Amortization	11,727	8,498	3,171	58

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$42,158	$42,767	$5,390	$(5,999)

Net Sales	$285,243	$222,751	$63,107	$(615)

EBITDA Margin	14.8%	19.2%	8.5%	n/a

	Nine Months Ended December 31, 2008
		Segment Data
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Income from Continuing Operations	$74,049

Add-back:
Income Tax Expense	34,402
Gain on Early Extinguishment of Debt	(1,777)
Interest Expense and Other	9,799

Operating Income (Expense)	$116,473	$126,854	$9,002	$(19,383)

Depreciation and Amortization	36,285	25,888	10,206	191

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$152,758	$152,742	$19,208	$(19,192)

Net Sales	$929,190	$738,552	$192,556	$(1,918)

EBITDA Margin	16.4%	20.7%	10.0%	n/a

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

	Three Months Ended December 31, 2007
		Segment Data
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Income from Continuing Operations	$17,923

Add-back:
Income Tax Expense	7,493
Interest Expense and Other	3,310

Operating Income (Expense)	$28,726	$26,095	$6,519	$(3,888)

Depreciation and Amortization	10,753	7,423	3,266	64

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$39,479	$33,518	$9,785	$(3,824)

Net Sales	$275,099	$213,025	$62,728	$(654)

EBITDA Margin	14.4%	15.7%	15.6%	n/a

	Nine Months Ended December 31, 2007
		Segment Data
Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA):	Total	Aerospace Systems	Aftermarket Services	Corporate / Eliminations

Income from Continuing Operations	$54,436

Add-back:
Income Tax Expense	26,304
Interest Expense and Other	10,083

Operating Income (Expense)	$90,823	$87,559	$17,072	$(13,808)

Depreciation and Amortization	31,733	22,034	9,502	197

Earnings (Losses) before Interest, Taxes, Depreciation and Amortization (“EBITDA”)	$122,556	$109,593	$26,574	$(13,611)

Net Sales	$829,875	$650,816	$181,095	$(2,036)

EBITDA Margin	14.8%	16.8%	14.7%	n/a

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FINANCIAL DATA  (UNAUDITED)

TRIUMPH GROUP, INC. AND SUBSIDIARIES

(dollars in thousands)

Non-GAAP Financial Measure Disclosures (continued)

Management believes that “Net Debt to Capital” provides the reader a good measure of financial leverage.

The following table sets forth the computation of Net Debt to Capital:

	December 31,	March 31,
	2008	2008

Calculation of Net Debt
Current Portion	$79,562	$1,010
Long-term debt	297,291	418,803
Total Debt	376,853	419,813
Less: Cash	16,828	13,738
Net Debt	$360,025	$406,075

Calculation of Capital
Net Debt	$360,025	$406,075
Stockholders’ equity	758,648	692,729
Total Capital	$1,118,673	$1,098,804

Percent of Net Debt to Capital	32.2%	37.0%

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